CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 2000 on the financial statements of SLC Technologies, Inc. included in the Form
8-K/A, filed by Interlogix, Inc. on July 7, 2000 and to all references to our Firm included in this registration statement.


                                   /s/ Arthur Andersen LLP


Philadelphia, Pennsylvania
December 15, 2000